MRS. FIELDS' ORIGINAL COOKIES, INC.
                            MRS. FIELDS' BRANDS, INC.




                                  $100,000,000
                          Aggregate Principal Amount of
                           10?% Senior Notes due 2004




                      ------------------------------------

                               PURCHASE AGREEMENT

                          DATED AS OF NOVEMBER 20, 1997

                      ------------------------------------














JEFFERIES & COMPANY, INC.                           BT ALEX. BROWN INCORPORATED

                                                    $100,000,000
                          Aggregate Principal Amount of
                           10?% Senior Notes due 2004

                                       of

                       MRS. FIELDS' ORIGINAL COOKIES, INC.

                               PURCHASE AGREEMENT


                                                               November 20, 1997
JEFFERIES & COMPANY, INC.
BT ALEX. BROWN INCORPORATED
  c/o    Jefferies & Company, Inc.
         11100 Santa Monica Boulevard
         Los Angeles, California 90025

Ladies and Gentlemen:

Mrs. Fields' Original Cookies, Inc., a Delaware corporation (the ?Company?), proposes to issue and sell to Jefferies & Company, Inc. (?Jefferies?) and BT Alex. Brown Incorporated (?BT?) (each, an ?Initial Purchaser,? and, collectively, the ?Initial Purchasers?) an aggregate of $100,000,000 in principal amount of its 10?% Senior Notes due 2004 (the ?Senior Notes?), subject to the terms and conditions set forth herein. The Senior Notes are to be issued pursuant to the provisions of an indenture (the ?Indenture?), to be dated as of the Closing Date (as defined), among the Company, the Guarantor (as defined) and The Bank of New York, as trustee (the ?Trustee?). The Senior Notes and the Exchange Notes (as defined) issuable in exchange therefor are collectively referred to herein as the ?Notes.? The Notes will be guaranteed (the ?Guarantee? and, together with any future guarantees of the Notes, the ?Guarantees?) by Mrs. Fields' Brands, Inc., a Delaware corporation (the ?Guarantor,? and, together with any future guarantors of the Notes, the ?Guarantors?). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Indenture.

         Concurrent with the offering of the Senior Notes (the ?Offering?), the Company will (i) acquire substantially all of the assets of H&M Concepts Ltd., Co., an Idaho limited liability company, and its subsidiaries (together, ?H&M?) through a merger with Mrs. Fields' Pretzel Concepts, Inc., a subsidiary of MFH (as defined), and 56% of the common stock of Pretzel Time Inc., a Pennsylvania corporation (?Pretzel Time?), from Mrs. Fields Holdings, Inc., a Delaware corporation (?MFH?), and assume certain liabilities, obligations and rights in connection therewith (the ?Pretzel Contributions?), and (ii) refinance certain existing indebtedness of the Company and its subsidiaries and make certain payments as described in the Offering Circular (as defined) (collectively, the ?Refinancing?). The Pretzel Contributions and the Refinancing are collectively referred to herein as the ?Transactions.? The net proceeds from the Offering will be used by the Company to fund, and the Offering is conditioned upon consummation of, the Transactions. Unless the context otherwise requires, for purposes of this Agreement, Pretzel Time shall be deemed to be a subsidiary of the Company, and the assets of H&M shall be deemed to be assets of the Company. The Guarantor and Pretzel Time are herein collectively referred to as the ?Material Subsidiaries.?

         1. Offering Circular. The Senior Notes will be offered and sold to the Initial Purchasers pursuant to one or more exemptions from the registration requirements under the Securities Act of 1933, as amended (the ?Securities Act?). The Company and the Guarantor have prepared a preliminary offering memorandum, dated November 6, 1997 (the ?Preliminary Offering Circular?) and a final offering memorandum, dated November 20, 1997 (the ?Offering Circular?), relating to the Senior Notes and the Guarantees.

         Upon original issuance thereof, and until such time as the same is no longer required pursuant to the Indenture, the Senior Notes (and all securities issued in exchange therefor, in substitution thereof or upon conversion thereof) shall bear the following legend:

         ?THIS SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE ?SECURITIES ACT?), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A ?QUALIFIED INSTITUTIONAL BUYER? (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT)(A ?QIB?), (B) IT IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL ?ACCREDITED INVESTOR? (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (AN ?ACCREDITED INVESTOR?), (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS SECURITY (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SECURITIES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS ?OFFSHORE TRANSACTION? AND ?UNITED STATES? HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING.?

         2. Agreements to Sell and Purchase. On the basis of the representations, warranties and covenants contained in this Agreement, and subject to the terms and conditions contained herein, the Company agrees to issue and sell to the Initial Purchasers, and the Initial Purchasers agree, severally and not jointly, to purchase from the Company, the principal amounts of Senior Notes set forth opposite the name of such Initial Purchaser on Schedule A hereto at a purchase price equal to 97% of the principal amount thereof (the ?Purchase Price?). In addition, Jefferies and BT shall receive an advisory fee from the Company in an aggregate amount of $550,000, of which Jefferies will receive $150,000 and BT will receive $400,000 (the ?Advisory Fee?).

         3. Terms of Offering. The Initial Purchasers have advised the Company that the Initial Purchasers will make offers (the ?Exempt Resales?) of the Senior Notes purchased hereunder on the terms set forth in the Offering
Circular, as amended or supplemented, solely to (i) persons whom the Initial Purchasers reasonably believe to be ?qualified institutional buyers? as defined in Rule 144A under the Securities Act (?QIBs?) and (ii) not more than ten other institutional ?accredited investors,? as defined in Rule 501(a)(1),(2),(3) or
(7) of Regulation D under the Securities Act, that make certain representations and agreements to the Company (each, an ?Accredited Institution?)(such persons specified in clauses (i) and (ii) being referred to herein as the ?Eligible Purchasers?). The Initial Purchasers will offer the Senior Notes to Eligible Purchasers initially at a price equal to 100% of the principal amount thereof. Such price may be changed at any time without notice.

         Holders (including subsequent transferees) of the Senior Notes will have the registration rights set forth in the registration rights agreement (the ?Registration Rights Agreement?), to be dated the Closing Date, in substantially the form of Exhibit A hereto, for so long as such Senior Notes constitute ?Transfer Restricted Securities? (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company and the Guarantor will agree to file with the Securities and Exchange Commission (the ?Commission?) under the circumstances set forth therein, (i) a registration statement under the Securities Act (the ?Exchange Offer Registration Statement?) relating to the Company's 10?% Senior Notes due 2004, having terms identical to those of the Senior Notes (the ?Exchange Notes?), and guarantees of the Exchange Notes to be offered in exchange for the Senior Notes (such offer to exchange being referred to as the ?Exchange Offer?) and the Guarantees thereof and (ii) if applicable, a shelf registration statement pursuant to Rule 415 under the Securities Act (the ?Shelf Registration Statement? and, together with the Exchange Offer Registration Statement, the ?Registration Statements?) relating to the resale by certain holders of the Senior Notes, and to use their best efforts to cause such Registration Statements to be declared and remain effective and usable for the periods specified in the Registration Rights Agreement and to consummate the Exchange Offer. This Agreement, the Indenture, the Senior Notes, the Guarantees and the Registration Rights Agreement are hereinafter sometimes referred to collectively as the ?Operative Documents.?

         4.       Delivery and Payment.

         (a) Delivery of, and payment of the Purchase Price for, the Senior Notes and payment by the Company of the Advisory Fee shall be made at the offices of Latham & Watkins at 885 Third Avenue, New York, New York 10022, or such other location as may be mutually acceptable. Such delivery and payments shall be made at 9:00 a.m. New York City time, on November 26, 1997 or at such other time as shall be agreed upon by the Initial Purchasers and the Company. The time and date of such delivery and the payments are herein called the ?Closing Date.?

         (b) Senior Notes sold by the Initial Purchasers to QIBs will be represented by one or more Senior Notes in definitive global form, registered in the name of Cede & Co., as nominee of The Depository Trust Company (?DTC?), having an aggregate principal amount corresponding to the aggregate principal amount of the Senior Notes sold to such QIBs (collectively, the ?Global Note?). Senior Notes sold by the Initial Purchasers to Accredited Institutions will be represented by one or more Senior Notes in definitive form, registered in the name of such Accredited Institutions, having an aggregate principal amount corresponding to the aggregate principal amount of the Senior Notes sold to such Accredited Institutions (collectively, the ?Accredited Institution Note?). The Global Note and the Accredited Institution Note shall be delivered by the Company to the Initial Purchasers (or as the Initial Purchasers direct), in each case with any transfer taxes thereon duly paid by the Company, against payment by the Initial Purchasers of the Purchase Price thereof by wire transfer in same-day funds to the order of the Company. The Global Note and the Accredited Institution Note shall be made available to the Initial Purchasers for inspection not later than 9:30 a.m., New York City time, on the business day immediately preceding the Closing Date.

         5. Agreements of the Company and the Guarantor. Each of the Company and the Guarantor hereby agrees with the Initial Purchasers as follows:

         (a) To advise the Initial Purchasers promptly and, if requested by the Initial Purchasers, confirm such advice in writing, (i) of the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any Senior Notes for offering or sale in any jurisdiction designated by the Initial Purchasers pursuant to Section 5(e) hereof, or the initiation of any proceeding by any state securities commission or any other federal or state regulatory authority for such purpose and (ii) of the happening of any event during the period referred to in Section 5(c) hereof that makes any statement of a material fact made in the Preliminary Offering Circular or the Offering Circular untrue or that requires any additions to or changes in the Preliminary Offering Circular or the Offering Circular in order to make the statements therein not misleading. The Company shall use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any Senior Notes under any state securities or Blue Sky laws and, if at any time any state securities commission or other federal or state regulatory authority shall issue an order suspending the qualification or exemption of any Senior Notes under any state securities or Blue Sky laws, the Company shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

         (b) At any time prior to the completion of Exempt Resales by the Initial Purchasers, to furnish the Initial Purchasers as many copies of the Preliminary Offering Circular and the Offering Circular, and any amendments or supplements thereto, as the Initial Purchasers may reasonably request. Subject to the Initial Purchasers' compliance with their representations and warranties and agreements set forth in Section 7 hereof, the Company consents to the use of the Preliminary Offering Circular and the Offering Circular, and any amendments and supplements thereto required pursuant hereto, by the Initial Purchasers in connection with Exempt Resales.

         (c) At any time prior to the completion of Exempt Resales by the Initial Purchasers and in connection with market-making activities of the Initial Purchasers for so long as any Senior Notes are outstanding, (i) not to make any amendment or supplement to the Offering Circular of which the Initial Purchasers shall not previously have been advised or to which the Initial Purchasers shall reasonably object (within five business days after receiving a copy thereof) after being so advised and (ii) to prepare promptly upon the Initial Purchasers' reasonable request, any amendment or supplement to the Offering Circular which may be necessary or advisable in connection with such Exempt Resales or such market-making activities.

         (d) If, during the period referred to in Section 5(c) hereof, any event shall occur or condition shall exist as a result of which, in the opinion of counsel to the Initial Purchasers, it becomes necessary to amend or supplement the Offering Circular in order to make the statements therein, in the light of the circumstances when such Offering Circular is delivered to an Eligible Purchaser, not misleading, or if, in the opinion of counsel to the Initial Purchasers, it is necessary to amend or supplement the Offering Circular to comply with any applicable law, forthwith to prepare an appropriate amendment or supplement to such Offering Circular so that the statements therein, as so amended or supplemented, will not, in the light of the circumstances when it is so delivered, be misleading, or so that such Offering Circular will comply with applicable law, and to furnish to the Initial Purchasers and such other persons as the Initial Purchasers may designate such number of copies thereof as the Initial Purchasers may reasonably request.

         (e) Prior to the sale of all Senior Notes pursuant to Exempt Resales as contemplated hereby, to cooperate with the Initial Purchasers and counsel to the Initial Purchasers in connection with the registration or qualification of the Senior Notes for offer and sale to the Initial Purchasers and pursuant to Exempt Resales under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may reasonably request and to continue such qualification in effect so long as required for Exempt Resales and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided that neither the Company nor the Guarantor shall be required in connection therewith to register or qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation in any jurisdiction in which it is not now so subject.

         (f) So long as the Notes are outstanding, to furnish to the Initial Purchasers as soon as available copies of all reports or other communications furnished by the Company or any of the Guarantors to the holders of Notes or furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company or any of the Guarantors is listed and such other publicly available information concerning the Company and/or its subsidiaries as the Initial Purchasers may reasonably request.

         (g) So long as any of the Senior Notes remain outstanding and during any period in which the Company and the Guarantors are not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the ?Exchange Act?), to make available to any holder of Senior Notes in connection with any sale thereof and any prospective purchaser of such Senior Notes from such holder, the information (?Rule 144A Information?)
required by Rule 144A(d)(4) under the Securities Act.

         (h) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of the obligations of the Company and the Guarantor under this Agreement, including (i) the fees, disbursements and expenses of counsel to the Company and the Guarantor and accountants of the Company and the Guarantor in connection with the sale and delivery of the Senior Notes to the Initial Purchasers and pursuant to Exempt Resales, and all other fees or expenses in connection with the preparation, printing, filing and distribution of the Preliminary Offering Circular, the Offering Circular and all amendments and supplements to any of the foregoing (including financial statements) specified in Section 5(b) and 5(c) hereof prior to or during the period specified in Section 5(c) hereof, including the mailing and delivery of copies thereof to the Initial Purchasers in the quantities specified herein,
(ii) all costs and expenses related to the transfer and delivery of the Senior Notes to the Initial Purchasers and pursuant to Exempt Resales, including any transfer or other taxes payable thereon, (iii) all costs of printing or producing this Agreement, the other Operative Documents and any other agreements or documents in connection with the offering, purchase, sale or delivery of the Senior Notes, (iv) all expenses in connection with the registration or qualification of the Senior Notes and the Guarantees for offer and sale under the securities or Blue Sky laws of the several states and all costs of printing or producing any preliminary and supplemental Blue Sky memoranda in connection therewith (including the filing fees and fees and disbursements of counsel for the Initial Purchasers in connection with such registration or qualification and memoranda relating thereto), (v) the cost of printing certificates representing the Senior Notes and the Guarantees, (vi) all expenses and listing fees in connection with the application for quotation of the Senior Notes in the National Association of Securities Dealers, Inc. (?NASD?) Automated Quotation System - PORTAL (?PORTAL?), (vii) the fees and expenses of the Trustee and the Trustee's counsel in connection with the Indenture, the Notes and the Guarantees, (viii) the costs and charges of any transfer agent, registrar and/or depositary (including DTC), (ix) any fees charged by rating agencies for the rating of the Notes, (x) all costs and expenses of the Exchange Offer and any Registration Statement, as set forth in the Registration Rights Agreement, (xi) all out-of-pocket expenses incurred by Jefferies in connection with its services rendered and to be rendered under the letter agreement, dated October 21, 1997, between the Company and Jefferies (including, without limitation, the fees and disbursements of Jefferies' counsel, travel and lodging expenses, word processing charges, messenger and duplicating services, facsimile expenses and other customary expenditures) up to a maximum amount of $450,000, and (xii) all other costs and expenses incident to the performance of the obligations of the Company and the Guarantor hereunder for which provision is not otherwise made in this Section.

         (i) To use its best efforts to effect the inclusion of the Senior Notes in PORTAL and to maintain the listing of the Senior Notes on PORTAL for so long as the Senior Notes are outstanding.

         (j) To obtain the approval of DTC for ?book-entry? transfer of the Notes, and to comply with all of its agreements set forth in the representation letters of the Company and the Guarantors to DTC relating to the approval of the Notes by DTC for ?book-entry? transfer.

         (k) During the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise transfer or dispose of any debt securities of the Company or the Guarantor or any warrants, rights or options to purchase or otherwise acquire debt securities of the Company or the Guarantor substantially similar to the Senior Notes and the Guarantees (other than (i) the Senior Notes and the Guarantee and (ii) commercial paper issued in the ordinary course of business), without the prior written consent of the Initial Purchasers.

         (l) Not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would be integrated with the sale of the Senior Notes to the Initial Purchasers or pursuant to Exempt Resales in a manner that would require the registration of any such sale of the Senior Notes under the Securities Act.

         (m) To use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by it prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Senior Notes and the Guarantee.

         6. Representations, Warranties and Agreements of the Company and the Guarantor. As of the date hereof, each of the Company and the Guarantor, jointly and severally, represents and warrants to, and agrees with, the Initial Purchasers that:

         (a) The Preliminary Offering Circular did not, as of the date thereof, and the Offering Circular does not, as of the date thereof, and will not, as of the Closing Date, and any supplement or amendment to the Offering Circular, as of the date thereof and as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph (a) shall not apply to statements in or omissions from the Preliminary Offering Circular or the Offering Circular (or any supplement or amendment thereto) based upon information relating to the Initial Purchasers furnished to the Company in writing by the Initial Purchasers expressly for use therein (the ?Initial Purchasers' Information?). The parties hereto acknowledge and agree that the Initial Purchasers' Information consists solely of the statements with respect to stabilization set forth in the fifth full paragraph on page ii and the statements set forth under the caption ?Plan of Distribution? in the Preliminary Offering Circular and the Offering Circular. No stop order preventing the use of the Preliminary Offering Circular or the Offering Circular, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act, has been issued.

         (b) Each of the Company and Material Subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as described in the Preliminary Offering Circular and the Offering Circular and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not (i) have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, or (ii) draw into question the validity of this Agreement or the other Operative Documents (a ?Material Adverse Effect?).

         (c) All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights.

         (d) The entities listed on Schedule B hereto are the only subsidiaries, direct or indirect, of the Company. All of the outstanding shares of capital stock of each of the Company?s Material Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by the Company, directly or indirectly through one or more subsidiaries (other than 44% of the shares of common stock of Pretzel Time), free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature (each, a ?Lien?). No subsidiary listed on Schedule B hereto, other than the Material Subsidiaries, is a ?significant subsidiary? of the Company (as such term is defined in Rule 1-02 of Regulation S-X under the Securities Act).

         (e) The Company and its subsidiaries do not have any ownership interest in any joint venture.

         (f) This Agreement has been duly authorized, executed and delivered by the Company and the Guarantor.

         (g) The Indenture has been duly authorized by the Company and the Guarantor and, when the Indenture has been duly executed and delivered by the Company and the Guarantor, the Indenture will be a valid and binding agreement of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors? rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

         (h) The Senior Notes have been duly authorized and, when the Senior Notes have been issued, executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, the Senior Notes will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors? rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. On the Closing Date, the Senior Notes will conform as to legal matters to the description thereof contained in the Offering Circular.

         (i) The Exchange Notes have been duly authorized by the Company. When the Exchange Notes are issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Exchange Notes will be entitled to the benefits of the Indenture and will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and
(ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

         (j) The Guarantee to be endorsed on the Senior Notes by the Guarantor has been duly authorized by the Guarantor and, when the Senior Notes have been issued, executed and authenticated in accordance with the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, the Guarantee of the Guarantor endorsed thereon will be entitled to the benefits of the Indenture and will be the valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and
(ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. On the Closing Date, the Guarantees to be endorsed on the Senior Notes will conform as to legal matters to the description thereof contained in the Offering Circular.

         (k) The Guarantee to be endorsed on the Exchange Notes by the Guarantor has been duly authorized by the Guarantor and, when the Exchange Notes have been issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Guarantee of the Guarantor endorsed thereon will be entitled to the benefits of the Indenture and will be the valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and
(ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. When the Exchange Notes are issued, authenticated and delivered, the Guarantees to be endorsed on the Exchange Notes will conform as to legal matters to the description thereof in the Offering Circular.

         (l) The Registration Rights Agreement has been duly authorized by the Company and the Guarantor and, when the Registration Rights Agreement has been duly executed and delivered by the Company and the Guarantor, the Registration Rights Agreement will be a valid and binding agreement of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and
(ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. On the Closing Date, the Registration Rights Agreement will conform as to legal matters to the description thereof in the Offering Circular.

         (m) Neither the Company nor any of its Material Subsidiaries is in violation of its respective charter or bylaws or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its Material Subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its Material Subsidiaries or their respective property is bound.

         (n) The execution, delivery and performance of this Agreement and the other Operative Documents by the Company and the Guarantor, compliance by the Company and the Guarantor with all provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or bylaws of the Company or any of its Material Subsidiaries or any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its Material Subsidiaries is a party or by which the Company or any of its Material Subsidiaries or their respective property is bound, or
(iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, any of its Material Subsidiaries or their respective property.

         (o) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is or could be a party or to which any of their respective property is or could be subject, which might result, singly or in the aggregate, in a Material Adverse Effect.

         (p) Neither the Company nor any of its subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (?Environmental Laws?) or any provisions of the Employee Retirement Income Security Act of 1974, as amended (?ERISA?), or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not have a Material Adverse Effect.

         (q) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any Authorization, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

         (r) Each of the Company and its subsidiaries has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an ?Authorization?) of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a Material Adverse Effect. Each such Authorization is valid and in full force and effect and each of the Company and its subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; and such Authorizations contain no restrictions that are burdensome to the Company or any of its subsidiaries; except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a Material Adverse Effect.

         (t) All leases to which the Company and its subsidiaries is a party are valid, subsisting and enforceable leases, and no default has occurred or is continuing thereunder which could, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially and adversely affect the offering of the Senior Notes, and the Company and its subsidiaries enjoy peaceful and undisturbed possession to which any of them is a party as lessee (with such exceptions as do not materially interfere with the use made by the Company or such subsidiary).

         (u) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (?intellectual property?) currently employed by them in connection with the business now operated by them, except where the failure to own or possess or otherwise be able to acquire such intellectual property would not, singly or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of such intellectual property which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

         (w) Except as disclosed in the Offering Circular, no relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other hand, which would be required by the Securities Act to be described in the Offering Circular if the Offering Circular were a prospectus included in a registration statement on Form S-1 filed with the Commission.

         (y) The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management?s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management?s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (z) All material tax returns required to be filed by the Company and each of its subsidiaries in any jurisdiction have been filed, other than those filings being contested in good faith, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by the Company or any of its subsidiaries have been paid, other than those being contested in good faith and for which adequate reserves have been provided.

         (aa) All indebtedness of the Company and the Guarantor that will be repaid with the proceeds of the issuance and sale of the Senior Notes was incurred, and the indebtedness represented by the Senior Notes and the Guarantee is being incurred, for proper purposes and in good faith, and each of the Company and the Guarantor was at the time of the incurrence of such indebtedness that will be repaid with the proceeds of the issuance and sale of the Senior Notes, and will be on the Closing Date (after giving effect to the application of the proceeds from the issuance of the Senior Notes), solvent, and had at the time of the incurrence of such indebtedness that will be repaid with the proceeds of the issuance and sale of the Senior Notes, and will have on the Closing Date (after giving effect to the application of the proceeds from the issuance of the Senior Notes), sufficient capital for carrying on their respective business and were at the time of the incurrence of such indebtedness that will be repaid with the proceeds of the issuance and sale of the Senior Notes, and will be on the Closing Date (after giving effect to the application of the proceeds from the issuance of the Senior Notes), able to pay their respective debts as they mature.

         (ac) The accountants, Arthur Andersen L.L.P. and Deloitte & Touche LLP, that have certified the financial statements and supporting schedules included in the Preliminary Offering Circular and the Offering Circular are independent public accountants with respect to the Company and the Guarantor, as required by the Securities Act and the Exchange Act. The historical financial statements, together with related schedules and notes, set forth in the Preliminary Offering Circular and the Offering Circular comply as to form in all material respects with the requirements applicable to registration statements on Form S-1 under the Securities Act.

         (ad) The historical financial statements, together with related schedules and notes forming part of the Offering Circular (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its subsidiaries on the basis stated in the Offering Circular at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial information set forth in the Offering Circular (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

         (ae) The pro forma financial statements included in the Preliminary Offering Circular and the Offering Circular have been prepared on a basis consistent with the historical financial statements of the Company and its subsidiaries and give effect to assumptions used in the preparation thereof on a reasonable basis and in good faith and present fairly the historical and proposed transactions contemplated by the Preliminary Offering Circular and the Offering Circular; and such pro forma financial statements comply as to form in all material respects with the requirements applicable to pro forma financial statements included in registration statements on Form S-1 under the Securities Act. The other pro forma financial information included in the Offering Circular are, in all material respects, accurately presented and prepared on a basis consistent with the pro forma financial statements.

         (af) The Company is not and, after giving effect to the offering and sale of the Senior Notes and the application of the net proceeds thereof as described in the Offering Circular, will not be, an ?investment company,? as such term is defined in the Investment Company Act of 1940, as amended (the ?Investment Company Act?).

         (ag) Other than the Registration Rights Agreement, there are no contracts, agreements or understandings between the Company or the Guarantor and any person granting such person the right to require the Company or the Guarantor to file a registration statement under the Securities Act with respect to any securities of the Company or the Guarantor or to require the Company or the Guarantor to include such securities with the Notes and Guarantees registered pursuant to any Registration Statement.

         (ah) Neither the Company nor any of its subsidiaries nor any agent thereof acting on the behalf of them has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Senior Notes to violate Regulation G (12 C.F.R. Part 207), Regulation T (12 C.F.R. Part
220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.

         (ai) Since the respective dates as of which information is given in the Offering Circular other than as set forth in the Offering Circular (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement),
(i) there has not occurred any material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, (ii) there has not been any material adverse change or any development involving a prospective material adverse change in the capital stock or in the long-term debt of the Company or any of its subsidiaries and (iii) neither the Company nor any of its subsidiaries has incurred any material liability or obligation, direct or contingent.

         (aj) Each of the Preliminary Offering Circular and the Offering Circular, as of its date, contains all the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act.

         (ak) When the Senior Notes and the Guarantee are issued and delivered pursuant to this Agreement, neither the Senior Notes nor the Guarantee will be of the same class (within the meaning of Rule 144A under the Securities Act) as any security of the Company or the Guarantor that is listed on a national securities exchange registered under Section 6 of the Exchange Act or that is quoted in a United States automated inter-dealer quotation system.

         (al) No form of general solicitation or general advertising (as defined in Regulation D under the Securities Act) was used by the Company, the Guarantor or any of their respective representatives (other than the Initial Purchasers, as to whom the Company and the Guarantor make no representation) in connection with the offer and sale of the Senior Notes contemplated hereby, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class as the Senior Notes have been issued and sold by the Company within the six-month period immediately prior to the date hereof.

          (am) Prior to the effectiveness of any Registration Statement, the Indenture is not required to be qualified under the TIA.

         (an) No registration under the Securities Act of the Senior Notes or the Guarantee is required for the sale of the Senior Notes and the Guarantee to the Initial Purchasers as contemplated hereby or for the Exempt Resales assuming the accuracy of the Initial Purchasers' representations and warranties and agreements set forth in Section 7 hereof.

         (ap) Each certificate signed by any officer of the Company or the Guarantor and delivered to the Initial Purchasers or counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Company or the Guarantor to the Initial Purchasers as to the matters covered thereby.

         The Company and the Guarantor acknowledge that the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 9 hereof, counsel to the Company and the Guarantor and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and hereby consent to such reliance.

         7. Initial Purchasers' Representations and Warranties. Each of the Initial Purchasers, severally and not jointly, represents and warrants to the Company and the Guarantor, and agrees that:

         (a) Such Initial Purchaser is either a QIB or an Accredited Institution, in either case, with such knowledge and experience in financial and business matters as is necessary in order to evaluate the merits and risks of an investment in the Senior Notes.

         (b) Such Initial Purchaser (i) is not acquiring the Senior Notes with a view to any distribution thereof or with any present intention of offering or selling any of the Senior Notes in a transaction that would violate the Securities Act or the securities laws of any state of the United States or any other applicable jurisdiction and (ii) will be reoffering and reselling the Senior Notes only to (A) QIBs in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 144A and (B) not more than ten Accredited Institutions that execute and deliver a letter containing certain representations and agreements in the form attached as Annex A to the Offering Circular.

         (c) Such Initial Purchaser agrees that no form of general solicitation or general advertising (within the meaning of Regulation D under the Securities
Act) has been or will be used by such Initial Purchaser or any of its representatives in connection with the offer and sale of the Senior Notes pursuant hereto, including, but not limited to, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

         (d) Such Initial Purchaser agrees that, in connection with Exempt Resales, such Initial Purchaser will solicit offers to buy the Senior Notes only from, and will offer to sell the Senior Notes only to, Eligible Purchasers. Each Initial Purchaser further agrees that it will offer to sell the Senior Notes only to, and will solicit offers to buy the Senior Notes only from (i) Eligible Purchasers that the Initial Purchaser reasonably believes are QIBs, and (ii) Accredited Institutions who make the representations contained in, and execute and return to the Initial Purchasers, a certificate in the form of Annex A attached to the Offering Circular, in each case, that agree that (A) the Senior Notes purchased by them may be resold, pledged or otherwise transferred within the time period referred to under Rule 144(k) (taking into account the provisions of Rule 144(d) under the Securities Act, if applicable) under the Securities Act, as in effect on the date of the transfer of such Senior Notes, only (1) to the Company or any of its subsidiaries, (2) to a person whom the seller reasonably believes is a QIB purchasing for its own account or for the account of a QIB in a transaction meeting the requirements of Rule 144A under the Securities Act, (3) in an offshore transaction (as defined in Rule 902 under the Securities Act) meeting the requirements of Rule 904 of the Securities Act,
(4) in a transaction meeting the requirements of Rule 144 under the Securities Act, (5) to an Accredited Institution that, prior to such transfer, furnishes the Trustee a signed letter containing certain representations and agreements relating to the registration of transfer of such Senior Note (the form of which can be obtained from the Trustee) and, if such transfer is in respect of an aggregate principal amount of Senior Notes less than $250,000, an opinion of counsel acceptable to the Company that such transfer is in compliance with the Securities Act, (6) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel acceptable to the Company) or (7) pursuant to an effective registration statement and, in each case, in accordance with the applicable securities laws of any state of the United States or any other applicable jurisdiction and (B) they will deliver to each person to whom such Senior Notes or an interest therein is transferred a notice substantially to the effect of the foregoing.

         The Initial Purchasers acknowledge that the Company and the Guarantor and, for purposes of the opinions to be delivered to each Initial Purchaser pursuant to Section 9 hereof, counsel to the Company and the Guarantor and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and the Initial Purchasers hereby consent to such reliance.

         8.       Indemnification.

         (a) The Company and the Guarantor agree, jointly and severally, to indemnify and hold harmless each Initial Purchaser, its directors, its officers and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in the Offering Circular (or any amendment or supplement thereto), the Preliminary Offering Circular or any Rule 144A Information provided by the Company or the Guarantor to any holder or prospective purchaser of Senior Notes pursuant to Section 5(h) hereof or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon the Initial Purchasers' Information.

         (b) Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company and the Guarantor, and their respective directors and officers and each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company or the Guarantor, to the same extent as the foregoing indemnity from the Company and the Guarantor to the Initial Purchasers but only with reference to Initial Purchasers' Information.

         (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) hereof (the ?indemnified party?), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the ?indemnifying party?) in writing, and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that, in the case of any action in respect of which indemnity may be sought pursuant to both Sections 8(a) and 8(b) hereof, the Initial Purchasers shall not be required to assume the defense of such action pursuant to this
Section 8(c), but may employ separate counsel and participate in the defense thereof; however, the fees and expenses of such counsel, except as provided below, shall be at the expense of the Initial Purchasers). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party within a reasonable period of time after notice of the institution of such action or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred (upon written request and presentation of reasonably satisfactory invoices). Such firm shall be designated in writing by Jefferies & Company, Inc., in the case of the parties indemnified pursuant to

Section 8(a) hereof, and by the Company, in the case of parties indemnified pursuant to Section 8(b) hereof. The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than twenty business days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have received written notice of such settlement and shall have failed to comply with such reimbursement request. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action.

         (d) To the extent the indemnification provided for in this Section 8 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Senior Notes or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company and the Guarantor, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor, on the one hand, and the Initial Purchasers, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Senior Notes (before deducting expenses) received by the Company, and the total discounts and commissions received by the Initial
Purchasers bear to the total price to investors of the Senior Notes, in each case as set forth in the table on the cover page of the Offering Circular. The relative fault of the Company and the Guarantor, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantor, on the one hand, or the Initial Purchasers, on the other hand.

                  The Company and the Guarantor and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purposes) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with investigating or defending any matter, including any action, that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this
Section 8, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price of the Senior Notes purchased by it were sold to investors in Exempt Resales exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) hereof of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute pursuant to this Section 8(d) are several in proportion to the respective principal amount of Senior Notes purchased by each of the Initial Purchasers hereunder and not joint.

         (e) The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         9. Conditions of Initial Purchasers' Obligations. The obligations of the Initial Purchasers to purchase the Senior Notes under this Agreement are subject to the satisfaction of each of the following conditions:

         (a) All the representations and warranties of the Company and the Guarantor contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

         (b) On or after the date hereof, (i) there shall not have occurred any downgrading, suspension or withdrawal of, nor shall any notice have been given of any potential or intended downgrading, suspension or withdrawal of, or of any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any rating of the Company or the Guarantor or any securities of the Company or the Guarantor (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc., or Moody's Investors Service, Inc., (ii) there shall not have occurred any change, nor shall notice have been given of any potential or intended change, in the outlook for any rating of the Company or the Guarantor by any such rating organization and (iii) no such rating organization shall have given notice that it has assigned (or is considering assigning) a lower rating to the Notes than that on which the Notes were marketed.

         (c) Since the respective dates as of which information is given in the Offering Circular other than as set forth in the Offering Circular (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement),
(i) there shall not have occurred any change or any development involving a prospective change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, (ii) there shall not have been any change or any development involving a prospective change in the capital stock or in the long-term debt of the Company or any of its subsidiaries and (iii) neither the Company nor any of its subsidiaries shall have incurred any liability or obligation, direct or contingent, the effect of which, in any such case described in clause 9(c)(i), 9(c)(ii) or 9(c)(iii), in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the Senior Notes on the terms and in the manner contemplated in the Offering Circular.

         (d) The Initial Purchasers shall have received on the Closing Date a certificate dated the Closing Date, signed by the President and the Chief Financial Officer of the Company, confirming the matters set forth in Sections 9(a), 9(b) and 9(c) hereof.

         (e) The Initial Purchasers shall have received on the Closing Date an opinion (in form and substance reasonably satisfactory to the Initial Purchasers and counsel for the Initial Purchasers), dated the Closing Date, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company and the Guarantor, as to the matters set forth in Exhibit B hereto and such additional matters or modifications as to which the parties hereto mutually agree.

         (f) The Initial Purchasers shall have received on the Closing Date an opinion (in form and substance reasonably satisfactory to the Initial Purchasers and counsel for the Initial Purchasers), dated the Closing Date, of Michael Ward, Esq., general counsel for the Company and the Guarantor, as to the matters set forth in Exhibit C hereto and such additional matters and modifications as to which the parties hereto mutually agree.

         (g) The Initial Purchasers shall have received on the Closing Date an opinion (in form and substance reasonably satisfactory to the Initial Purchasers and counsel for the Initial Purchasers), dated the Closing Date, of special Pennsylvania counsel for the Company and the Guarantor, as to the matters set forth in Exhibit D hereto.

         (h) The Initial Purchasers shall have received on the Closing Date an opinion, dated the Closing Date, of Latham & Watkins, counsel for the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers.

         (i) The Initial Purchasers shall have received, at the time this Agreement is executed and at the Closing Date, letters dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Initial Purchasers from each of Arthur Andersen L.L.P. and Deloitte & Touche LLP, independent public accountants, containing the information and statements of the type ordinarily included in accountants' ?comfort letters? to the Initial Purchasers with respect to the financial statements and certain financial information contained in the Offering Circular.

         (h) Concurrent with the issue and sale of the Senior Notes, the Transactions shall be consummated on terms that conform in all material respects to the description thereof in the Offering Circular, and the Initial Purchasers shall have received true and correct copies of all documents pertaining thereto and evidence satisfactory to the Initial Purchasers of the consummation thereof.

         (i) The Senior Notes shall have been approved by the NASD for trading and duly listed in PORTAL.

         (j) The Initial Purchasers shall have received a counterpart, conformed as executed, of the Indenture which shall have been entered into by the Company, the Guarantor and the Trustee.

         (k) The Company and the Guarantor shall have executed the Registration Rights Agreement and the Initial Purchasers shall have received an original copy thereof, duly executed by the Company and the Guarantor.

         (l) The Company shall not have failed at or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company at or prior to the Closing Date.

         10. Effectiveness of Agreement and Termination. This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto.

         This Agreement may be terminated at any time prior to the Closing Date by the Initial Purchasers by written notice to the Company if any of the following has occurred: (i) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States that, in the Initial Purchasers' judgment, is material and adverse and, in the Initial Purchasers' judgment, makes it impracticable to market the Senior Notes on the terms and in the manner contemplated in the Offering Circular, (ii) the suspension or material limitation of trading in securities or other instruments on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market or limitation on prices for securities or other instruments on any such exchange or the Nasdaq National Market, (iii) the declaration of a banking moratorium by either federal or New York State authorities or (iv) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the opinion of the Initial Purchasers has a material adverse effect on the financial markets in the United States.

         If on the Closing Date any one or more of the Initial Purchasers shall fail or refuse to purchase the Senior Notes which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of the Senior Notes which such defaulting Initial Purchaser or Initial Purchasers, as the case may be, agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Senior Notes to be purchased on such date by all Initial Purchasers, each non-defaulting Initial Purchaser shall be obligated severally, in the proportion which the principal amount of the Senior Notes set forth opposite its name in Schedule A bears to the aggregate principal amount of the Senior Notes which all the non-defaulting Initial Purchasers, as the case may be, have agreed to purchase, or in such other proportion as you may specify, to purchase the Senior Notes which such defaulting Initial Purchaser or Initial Purchasers, as the case may be, agreed but failed or refused to purchase on such date; provided that in no event shall the aggregate principal amount of the Senior Notes which any Initial Purchaser has agreed to purchase pursuant to
Section 2 hereof be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of the Senior Notes without the written consent of such Initial Purchaser. If on the Closing Date any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase the Senior Notes and the aggregate principal amount of the Senior Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of the Senior Notes to be purchased by all Initial Purchasers and arrangements satisfactory to the Initial Purchasers and the Company for purchase of such Senior Notes are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Initial Purchaser and the Company. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Offering Circular or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of any such Initial Purchaser under this Agreement.

         11. Miscellaneous. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company or the Guarantor, to Mrs. Fields' Original Cookies, Inc., 462 West Bearcat Drive, Salt Lake City, Utah 84115, and (ii) if to the Initial Purchasers, to Jefferies & Company, Inc., 11100 Santa Monica Boulevard, Los Angeles, California 90025, Attention:
Syndicate Department, or in any case to such other address as the person to be notified may have requested in writing.

         The respective indemnities, contribution agreements, representations, warranties and other statements of the Company, the Guarantor and the Initial Purchasers set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Senior Notes, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Initial Purchaser, the officers or directors of any Initial Purchaser, any person controlling any Initial Purchaser, the Company, the Guarantor, the officers or directors of the Company or the Guarantor, or any person controlling the Company or the Guarantor, (ii) acceptance of the Senior Notes and payment for them hereunder and (iii) termination of this Agreement.

         If for any reason the Senior Notes are not delivered by or on behalf of the Company as provided herein (other than as a result of any termination of this Agreement pursuant to Section 10 hereof), the Company and the Guarantor, jointly and severally, agree to reimburse the Initial Purchasers for all out-of-pocket expenses (including the fees and disbursements of counsel) incurred by them. Notwithstanding any termination of this Agreement, the Company shall be liable for all expenses which it has agreed to pay pursuant to Section 5(i) hereof. The Company and the Guarantor also agree, jointly and severally, to reimburse each Initial Purchaser and its officers, directors and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act for any and all fees and expenses (including, without limitation, the fees and expenses of counsel) incurred by it in connection with enforcing its rights under this Agreement (including, without limitation, its rights under this Section 8).

         Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Guarantor, the Initial Purchasers, the Initial Purchasers' directors and officers, any controlling persons referred to herein, the directors of the Company and the Guarantor and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term ?successors and assigns? shall not include a purchaser of any of the Senior Notes from the Initial Purchasers merely because of such purchase.

         This Agreement shall be governed and construed in accordance with the internal laws of the State of New York.

         This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

         Please confirm that the foregoing correctly sets forth the agreement among the Company, the Guarantor and the Initial Purchasers.


                                                               Very truly yours,

                                             MRS. FIELDS' ORIGINAL COOKIES, INC.



                                                                             By:
                                                                           Name:
                                                                          Title:



                                                        MRS. FIELDS' BRAND, INC.



                                                                             By:
                                                                           Name:
                                                                          Title:

                                                         20
         Agreed and accepted as of the date first above written:



JEFFERIES & COMPANY, INC.


By:      ___________________________________
         Name:
         Title:




BT ALEX. BROWN INCORPORATED


By:      ___________________________________
         Name:
         Title:




                                       S-2
                                   SCHEDULE A




                                                                              Principal Amount of
                      Initial Purchasers                                             Notes
-----------------------------------------------------------------       ---------------------------------


Jefferies & Company, Inc.....................................                                $70,000,000

BT Alex. Brown Incorporated..................................                                $30,000,000



                                                                        ---------------------------------

                 Total                                                                     $ 100,000,000




                                   SCHEDULE B

                           Subsidiaries of the Company




Airport Cookies, Inc.
Fairfield Foods, Inc.
Mrs. Fields Cookies (Canada) Ltd.
Mrs. Fields Cookies Australia
Mrs. Fields Limited
Mrs. Fields Other Names, Inc.
Pretzel Time, Inc.

                                       A-1
                                    EXHIBIT A

                      Form of Registration Rights Agreement

                                       B-2
                                    EXHIBIT B

           Form of Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

         (i) Each of the Company and the Guarantor has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as described in the Preliminary Offering Circular and the Offering Circular and to own, lease and operate its properties.

         (ii) Each of the Company and the Guarantor is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect.

         (iii) The Senior Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms except as (A) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors? rights generally and (B) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

         (iv) The Guarantees have been duly authorized and, when the Senior Notes are executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, the Guarantees endorsed thereon will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Guarantor, enforceable in accordance with their terms except as (A) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (B) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

         (v) The Indenture has been duly authorized, executed and delivered by the Company and each Guarantor and is a valid and binding agreement of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms except as (A) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (B) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

         (vi) This Agreement has been duly authorized, executed and delivered by the Company and the Guarantor.

         (vii) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and the Guarantor and is a valid and binding agreement of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms, except as (A) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (B) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

         (viii) The Exchange Notes have been duly authorized.

         (ix) The guarantees of the Exchange Notes have been duly authorized.

         (x) The statements under the captions ?Certain Relationships and Related Transactions,? ?Description of Senior Notes? and ?Certain Federal Income Tax Considerations? in the Offering Circular, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present in all material respects such legal matters, documents and proceedings.

         (xi) The execution, delivery and performance of this Agreement and the other Operative Documents by the Company and each of the Guarantor, compliance by the Company and each of the Guarantor with all provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (A) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states), (B) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or bylaws of the Company or any of its subsidiaries or any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound, or
(C) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, any of its subsidiaries or their respective property.

         (xii) The Company is not and, after giving effect to the offering and sale of the Senior Notes and the application of the net proceeds thereof as described in the Offering Circular, will not be, an ?investment company? as such term is defined in the Investment Company Act.

         (xiii) The Indenture complies as to form in all material respects with the requirements of the TIA, and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder. It is not necessary in connection with the offer, sale and delivery of the Senior Notes to the Initial Purchasers in the manner contemplated by this Agreement or in connection with the Exempt Resales to qualify the Indenture under the TIA.

         (xiv) No registration under the Securities Act of the Senior Notes is required for the sale of the Senior Notes to the Initial Purchasers as contemplated by this Agreement or for the Exempt Resales assuming that (A) each Initial Purchaser is a QIB or an Accredited Institution, (B) the accuracy of, and compliance with, the Initial Purchasers' representations and agreements contained in Section 7 of this Agreement, (C) the accuracy of, and compliance with, the representations and agreements of the Company and the Guarantor set forth in Sections 5(h), 5(l), 5(m), 6(aj), 5(ak) and 6(al) hereof.

         (xv) Such counsel has no reason to believe that, as of the date of the Offering Circular or as of the Closing Date, the Offering Circular, as amended or supplemented, if applicable (except for the financial statements and other financial data included therein, as to which such counsel need not express any belief) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         The opinion of Skadden, Arps, Slate, Meagher & Flom LLP shall be rendered to the Initial Purchasers at the request of the Company and the Guarantor and shall so state therein. In giving such opinion with respect to the matters covered by (xv) hereof, Skadden, Arps, Slate, Meagher & Flom LLP may state that their opinion and belief are based upon their participation in the preparation of the Offering Circular and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified.

                                       C-1
                                    EXHIBIT C

               Form of Opinion of In-House Counsel to the Company

         (i) All of the outstanding shares of capital stock of each of the Company's subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by the Company, free and clear of any Lien.

         (ii) Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws and, to the best of such counsel's knowledge after due inquiry, neither the Company nor any of its subsidiaries is in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound.

         (iii) After due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is or could be a party or to which any of their respective property is or could be subject, which might result, singly or in the aggregate, in a Material Adverse Effect.

         (iv) To the best of such counsel's knowledge after due inquiry, there are no contracts, agreements or understandings between the Company or the Guarantor and any person granting such person the right to require the Company or the Guarantor to file a registration statement under the Securities Act with respect to any securities of the Company or the Guarantor or to require the Company or the Guarantor to include such securities with the Notes and Guarantees registered pursuant to any Registration Statement.

                                       D-1
                                    EXHIBIT D

                     Form of Opinion of Pennsylvania Counsel

         A. Pretzel Time has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as described in the Preliminary Offering Circular and the Offering Circular and to own, lease and operate its properties.

         B. Pretzel Time is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect.

         C. All the outstanding shares of capital stock of Pretzel Time have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights, and are owned by the Company, free and clear of any Lien.